Exhibit 10.7.2

ADDENDUM

THIS ADDENDUM is to the Broker Agreement dated March 26, 1999 between Hull & Company, Inc. (“Broker”) and USF&G Specialty Insurance Company (“Company”) (the “Agreement”).

WHEREAS, the Agreement currently has mutual exclusivity provisions encompassing the States of Florida, North Carolina, South Carolina and Texas; and

WHEREAS, Broker and Company have agreed to limit the mutual exclusivity provisions to the State of Florida.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Broker and Company agree to amend the Agreement as follows:

1.	Under Section 1 of the Agreement, Broker shall continue to be the Company’s exclusive authorized insurance representative for purposes for purposes of marketing, issuance and delivery of the Company’s renewal residential property insurance in Florida and all new residential property insurance business with insured values between $50,000 and $300,000 written on HO3 policy forms in Florida. Broker agrees to continue to only represent the Company with respect to such business.

Broker shall also continue to be the Company’s authorized insurance representative for purposes for purposes of marketing, issuance and delivery of the Company’s renewal residential property insurance in North Carolina, South Carolina and Texas and all new residential property insurance business with insured values between $50,000 and $300,000 written on HO3 policy forms in North Carolina, South Carolina and Texas. Broker may represent other insurance companies with respect to such business.

2.	For the purposes of Section 9 of the Agreement, the term “Policies” shall be limited to the renewal residential property insurance in Florida and all new residential property insurance business with insured values between $50,000 and $300,000 written on HO3 policy forms in Florida, and the term “States” shall be limited to Florida.

3.	The effective date of this Addendum shall be July 1, 2000.

IN WITNESS WHEREOF, the parties have duly authorized, executed and delivered this Addendum as of the effective date set forth above.

USF&G SPECIALTY INSURANCE COMPANY		HULL & COMPANY, INC.

By:	/s/ Karen M. Padovese	By:	/s/ Bruce E. Bowers
Name:	Karen M. Padovese	Name:	Bruce E. Bowers
Title:	Vice President	Title:	S.V.P.